UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

DreamWorks Animation SKG, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Flower Street

Glendale, California, 91201

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Amendment of License Agreement with Steven Spielberg

On August 19, 2010, Dreamworks Animation L.L.C. (“DWA LLC”), a subsidiary of DreamWorks Animation SKG, Inc. (the “Company”) entered into an amendment effective as of January 1, 2009 (the “Amendment”) to the License Agreement, effective as of January 1, 2009 (the “License Agreement”), with DW II Management, Inc. (the “Spielberg Entity”) and Steven Spielberg. Pursuant to the License Agreement, DreamWorks previously granted the Spielberg Entity (a) the right to use certain trademarks, service marks and trade names containing the term “DreamWorks” and (b) the right to grant a sublicense to DreamWorks II Holding Co., LLC and its wholly owned and controlled subsidiaries to use such trademarks, service marks and trade names. Pursuant to the Amendment, DWA LLC has (i) granted the Spielberg Entity, with respect to such trademarks, service marks and trade names, the right (subject to DWA LLC’s approval) to grant additional sublicenses to entities wholly owned and controlled by Mr. Spielberg and (ii) approved Amblin Films as a sublicensee under the License Agreement in connection with the production, distribution and other exploitation of certain television motion pictures.

Mr. Spielberg is the beneficial owner of more than 5% of the Company’s outstanding Class A Common Stock. Spielberg Entity and Amblin Films are entities wholly owned and controlled by Mr. Spielberg.

The foregoing description of the Amendment is qualified in its entirety by reference to Amendment No. 1 to the License Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment No. 1 to License Agreement entered into on August 19, 2010 by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAMWORKS ANIMATION SKG, INC.

Dated: August 24, 2010	By:	/S/ ANDREW CHANG
	Name:	Andrew Chang
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 1 to License Agreement entered into on August 19, 2010 by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.